UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018 (October 25, 2018)

NEURALSTEM, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of principal executive offices and zip code)

(301) 366-4960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On October 25, 2018, Neuralstem, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (“Investors”) for the sale by the Company of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.70 per share (the “Registered Direct Offering”) resulting in gross proceeds to the Company of $2.1 million. Concurrently with the Registered Direct Offering, and pursuant to the Purchase Agreements, the Company also issued the Investors, an aggregate of 3,000,000 Common Stock purchase warrants (the “Warrants”), which represents 100% of the shares of Common Stock sold in the Registered Direct Offering (the “Private Placement”). The Warrants are not exercisable for a period of six (6) months following the issuance date, have an exercise price of $0.75 and a expire on the 5.5 year anniversary of the date of issuance. Neither the Warrants nor the shares of Common Stock underlying the Warrants have been registered with the Securities and Exchange Commission (“SEC”). The Purchase Agreements contain representations, warranties and covenants of the Investors and the Company that are customary for transactions of this type.

The Registered Direct Offering and the Private Placement are anticipated to close on October 29, 2018, subject to customary closing conditions. The Company estimates that the net proceeds from the offerings will be approximately $1.9 million after deducting certain fees due to the placement agent and other estimated transaction expenses. The net proceeds received by the Company from the transactions will be used to further its clinical and preclinical programs and for working capital and general corporate purposes.

The 3,000,000 shares of Common Stock sold in the Registered Direct Offering were offered and sold by the Company pursuant to an effective “shelf” registration statement on Form S-3, which was declared effective on June 23, 2017 (File No. 333-218608).

The Warrants and the Placement Agent Warrants (as defined below) were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the Registered Direct Offering and the Private Placement, we entered into a placement agent agreement (“Engagement Agreement”) whereby the placement agent received an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities, as well as an aggregate of $60,000 for certain expenses, and warrants to purchase up to 6.0% of the aggregate amount of shares of Common Stock sold in the Registered Direct Offering, or 180,000 warrants (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the exercise price of the Placement Agent Warrants is $0.875 per share and the term of the Placement Agent Warrants is five (5) years.

The foregoing description of the Purchase Agreements, Engagement Agreement, the Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, the form of Warrant and the form of Placement Agent Warrant which are filed hereto as exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the shares of Common Stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants and the Placement Agent Warrants are incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On October 26, 2018, the Company issued a press release announcing the pricing of the Registered Direct Offering and Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Legal Opinion of the Silvestre Law Group, P.C.
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agent Agreement
23.1	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.1)
99.1	Press Release dated October 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Neuralstem, Inc.
By:	/s/ James Scully
James Scully
Chief Executive Officer

Date: October 29, 2018

INDEX OF EXHIBITS

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Legal Opinion of the Silvestre Law Group, P.C.
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agent Agreement
23.1	Consent of the Silvestre Law Group, P.C. (included in Exhibit 5.1)
99.1	Press Release dated October 26, 2018